UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 5, 2008

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2008, ZymoGenetics, Inc. (the “Company”) received $25 million from a draw on the funding arrangement established in June 2008 with Deerfield Private Design Fund, L.P., a Delaware limited partnership, Deerfield Private Design International, L.P., a British Virgin Islands limited partnership, and Deerfield ZG Corporation, a Delaware corporation (collectively, the “Deerfield Funds”). As part of the draw, the Company issued warrants to certain of the Deerfield Funds to purchase an aggregate of 1.5 million shares of the Company’s common stock at an exercise price of $10.34 per share.

Information relating to the funding arrangement and the related agreements was summarized in the Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on June 30, 2008, which is incorporated herein by reference.

The foregoing summary of the funding arrangement and the related agreements is qualified in its entirety by reference to the full texts of the Facility Agreement, the Royalty Agreement, the Warrants and the Registration Rights Agreement (and related documents), which were filed with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which are incorporated herein by reference.

Item 3.02	Unregistered Shares of Equity Securities.

The information set forth under Item 2.03 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: November 5, 2008	By:	/s/ James A. Johnson
James A. Johnson
Executive Vice President, Chief Financial Officer and Treasurer